UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 9401 Wilshire Boulevard #608 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 19, 2014, Genius Brands International, Inc. (the “Company”) distributed a letter, in the form attached hereto as Exhibit 99.1(the “Letter”) via press release, which was also distributed on August 14, 2014.

The Letter included both financial measures in accordance with Generally Accepted Accounting Principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial positions or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, net income, operating income and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP and should review the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the Securities and Exchange Commission on August 14, 2014.

This Current Report on Form 8-K includes a reconciliation of the Company’s non-GAAP financial measure to the most comparable financial measure calculated in accordance with GAAP. The below should be read in conjunction with the Letter, and in supplement thereto. To the extent of any inconsistent references, the below descriptions should be considered to supplement and replace such inconsistent references, if any.

1)	Paragraph 4: Due to the seasonal nature of the industry, the majority of revenue generated in the marketplace from our content is expected to occur in the fourth quarter, generally. Due to GAAP revenue recognition criteria, we do not expect these increased seasonal sales to translate into significantly asymmetrical GAAP revenue growth in the fourth quarter 2014, however we do expect to receive more cash in the fourth quarter 2014 from operations, as compared to other quarters of 2014. We expect third quarter 2014 earnings (Net Income) to be in line with the previous quarters, adjusted slightly upward for additional growth in the Company.
2)	Paragraph 5: The Company believes it is standard practice within the entertainment industry to seek to structure distribution arrangements around advance royalty payments to be received up front, for example upon contract signing. The amount of these advances is most commonly determined by estimating the total amount of cash to be generated from the arrangement, in anticipation of not having to depend on future collections from either party. The advances, to be recognized, required performance of the Company and in some instances may be subject to return to the paying party if, for example, the arrangements are terminated or the Company is unable or unwilling to perform. In accordance with GAAP, the cash received from these advances is not recorded as revenue when received, but must be recorded as a liability and amortized to revenue as earned.
3)	When evaluating whether or not to “Green light” (i.e. to approve the commencement of production of) a property, the Company traditionally internally forecasts certain key metrics based on industry experience. Thus far, the Company has not encountered any significant issues which would cause us to materially diverge from our forecasts. However, there can be no assurance that our forecasts will be realized or that the assumptions on which the forecasts are based are accurate, although we believe them to be reasonable as of the time of the forecast. Forecasts are subject to a number of risks and uncertainties as set forth in our Annual Report on Form 10-K under “Risk Factors” which are incorporated herein by reference.
4)	Paragraph 6: The Company will make an appropriate disclosure on Current Reports filed with the SEC on Form 8-K as, and when, material transactions are entered into as required by the rules and regulations of the SEC.
5)	Paragraph 6: The Company understands that having independent directors appointed to its Board is not the same as having an “independent Board of Directors”. The Company currently has five (5) directors who meet the Company’s criteria for independence.
6)	At the time the attached letter was distributed, the Company was in negotiations with SunTrust Bank to establish a new Senior Secured Revolving Credit Facility. Subsequently, the arrangement was finalized under the following terms: $2.0 Million Senior Secured Credit Facility between Genius Brands International and SunTrust Bank, with a 364 day term, to be used for working capital needs and other general corporate at a interest rate of LIBOR plus 475 basis points. The Company will make an appropriate disclosure on Current Reports filed with the SEC on Form 8-K as required by the rules and regulations of the SEC.
7)	Paragraph 6. In connection with the employment of Stone Newman as President of Worldwide Consumer Products, the Company is also being appointed as the licensing agent for certain brands previously serviced by Mr. Newman at his prior agency. As a consequence, the Company will succeed to the right to receive agency fees from those existing and all future license programs for those brands.

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8)	Paragraph 6: As the Company proceeds to a “greenlight” of the 'Thomas Edison's Secret Lab' series and others in this coming period, the Company expects to see an increase in sales and, as a result, to receive more of the associated cash advances.
9)	Paragraph 6: Due to the asymmetrical timing of payments that are associated with the majority of entertainment industry agreements, and the smoothing nature of GAAP revenue recognition, the discrepancies between the timing of cash receipts and revenue recognition can be said to make management decisions more difficult. The Company, however, is cognizant to take both cash and GAAP outcomes into consideration when making decisions, and not to rely only on one or the other.
10)	Paragraph 7: The Company’s analysis, including the stated disclaimer at the end of this paragraph is based on a combination of potential agreements in varying levels of completion ranging from negotiation, to pending the completion of production, to verbal offers, and similar variances not all of which will be positive.
11)	Paragraph 9: Due to the nature of GAAP’s treatment of operating expenses, there is minimal discrepancy between the timing of cash outflows and the incurrence of an expense, as opposed to production expenses which tend to vary significantly, the Company’s accounting practice has been to use the two interchangeably when making management decisions.
12)	Paragraph 9: The Company’s Accounts Payable balance is down from $704,539 at the end of the fourth quarter 2013 to $433,720 at the end of the second quarter 2014. While the amount spent towards the net pay-down of Accounts Payable will not be included in our operating expenses figure, it will impact our Operating Cash Flow as additional cash outflow.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: August 19, 2014	By:	/s/ Andrew Heyward
Name: Andrew Heyward Title: Chief Executive Officer

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